FOR IMMEDIATE RELEASE

JMAR Technologies Appoints Michael Sweatman
Chief Financial Officer

SAN DIEGO—(March 21, 2007)—JMAR Technologies, Inc. (OTCBB: JMAR) announced today that it has appointed Michael Sweatman as its Chief Financial Officer. Mr. Sweatman has extensive experience as a senior financial executive. He has been the Managing General Partner of Green Mountain Capital, L.P., a successful Vermont-based Small Business Investment Company, for the past fifteen years. Mr. Sweatman is currently winding down the operations of Green Mountain as he takes on the duties of CFO for JMAR.

Prior to forming Green Mountain Capital, Mr. Sweatman worked with the Ontario Development Corporation, implementing systems and procedures for small business, and with World Resources Institute as a Visiting Fellow. His senior level experience with financial services organizations also includes positions with Barclay’s Bank International, Bank of Montreal and U.S. Mercantile Bank of Canada.

“We are pleased to attract an individual with the financial expertise and experience of Michael,” said Neil Beer, JMAR’s President and CEO. “The considerable interest in JMAR’s technologies will require tailored financial support for each product development. We look forward to Michael playing an important role in the future growth of JMAR.”

About JMAR Technologies

JMAR Technologies, Inc. is a leading innovator in the development of laser-based technology and x-ray processes for nano-scale imaging, analysis and fabrication. The Company is leveraging more than a decade of laser and photonics research to develop a portfolio of products with commercial applications in rapidly growing industries, while continuing to carry out research and development for the U.S. Government.

JMAR’s leading commercial product, BioSentry™, is a contamination warning system for waterborne microorganisms. BioSentry uses laser-based, multi-angle light scattering technology to provide continuous, on-line, real-time monitoring for harmful microorganisms. BioSentry is targeted toward a number of applications across multiple markets, including homeland security, the cruise ship and beverage industries, pharmaceutical companies, and municipal water utilities.

JMAR’s pursuit of leading edge products targets nanotechnology, bioscience and the semiconductor industries with its BriteLight™ laser, a stand-alone product as well as the x-ray light source in nanolithography systems; the X-ray Microscope for 3D visualization of single cells and polymers; and the X-ray NanoProbe for enabling nano-scale interaction, analysis and materials modification. In addition, JMAR employs key strategic alliances for the production of a hazardous materials chemical sensor, and the prototyping and production of a nanoparticle ultra-thin coating system.

Contact Information:

JMAR Technologies, Inc. Kathi Kirchmeier Marketing Communications Manager Phone: 858-946-6800	CEOCast, Inc. Andrew Hellman Investor Relations Phone: 212.732.4300

This news release contains certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the risk that the transition of the trading or quotation of our shares of common stock to the OTC Bulletin Board or to the “Pink Sheets” may have an adverse effect on the price or liquidity of our shares of common stock, including a possible decline in the number of market makers who are willing to make a market in our stock, and our ability to engage in certain financing transactions on terms as favorable as when the Company’s shares were traded on The Nasdaq Stock Market., the performance validation tests of the BioSentry Beta units are not successfully completed due to unforeseen issues with the installation and operation of the units outside of the controlled environment of JMAR’s facility, delays in completion of the X-ray Microscope and X-ray Nano Probe prototypes and transition to production units, the failure of the technology to perform as predicted, competition from alternative technologies, uncertainties as to the size of the markets , cost and margins for JMAR’s products, failure to obtain market acceptance, current or future government regulations affecting the use of JMAR’s products, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies and those risks detailed in the Company’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006 filed with the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.